UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona 85258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Rural/Metro Corporation, a Delaware corporation (the “Company”), previously reported on October 1, 2007, that it had received a NASDAQ Staff Determination notice stating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) because it did not timely filed its Annual Report on Form 10-K for the year ended June 30, 2007 (“Form 10-K”).

On November 14, 2007, the Company filed its Form 10-K with the Securities and Exchange Commission. On November 15, 2007, the Company announced that it received notice from Nasdaq Listing Qualifications Panel that the Company’s filing delinquency was cured upon the filing of the Form 10-K, and that the matter was deemed moot. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On November 15, 2007, the Company issued a press release, dated November 15, 2007, regarding the award of a new contract with TriStar Health System, a division of Healthcare Corporation of America. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: November 15, 2007	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 15, 2007.